Subscription Agreement

Dated 22 April 2010

In relation to the
A$400,000,000 6.25% Notes due 5 March 2020
(to be consolidated, form a single series and be fungible with the
A$600,000,000 6.25% Notes due 5 March 2020 issued on 5 March 2010)
(“Notes”)

Asian Development Bank (“Issuer”)

Commonwealth Bank of Australia (ABN 48 123 123 124)
Royal Bank of Canada (ABN 86 076 940 880)
The Toronto-Dominion Bank (ABN 74 082 818 175)
(“Lead Managers and Dealers”)

Mallesons Stephen Jaques
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney   NSW   2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Ref:PJH:JRE:KGD

Details

Interpretation - Definitions are at the end of this agreement before the schedules.

Parties	Issuer and Lead Managers and Dealers as described below.
Issuer	Name	Asian Development Bank
	Address	6 ADB Avenue Mandaluyong City 1550 Metro Manila Philippines
	Fax	+63 2 632 4120
	Telephone	+63 2 632 4444
	Attention	Assistant Treasurer, Funding Division, Treasury Department
Lead Managers and Dealers	Name	Commonwealth Bank of Australia
	ABN	(ABN 48 123 123 124)
	Address	Level 24, Darling Park Tower 1 201 Sussex Street Sydney NSW 2000 Australia
	Fax	+61 2 9118 1218
	Telephone	+61 2 9118 1002
	Attention	Head of Securities Origination
	Name	Royal Bank of Canada
	ABN	86 076 940 880
	Address	Level 46 2 Park Street Sydney NSW 2000 Australia
	Fax	+61 2 9264 2899
	Telephone	+61 2 9033 3000
	Attention	Head of Debt Capital Markets
	Name	The Toronto-Dominion Bank
	ABN	74 082 818 175
	Address	Level 24 9 Castlereagh Street Sydney NSW 2000 Australia

Notices to:
Address	1 Temasek Avenue #15-02 Millenia Tower Singapore 039192
Telephone	+ 65 6500 8029
Fax	+ 65 6338 8347
Email	tom.irving@tdsecurities.com, with a copy to tmg@tdsecurities.com
Attention	Head of Syndicate, Asia Pacific
Programme Agreement
Programme Agreement dated 13 February 2006 (as amended by a Supplemental Programme Agreement dated 20 November 2006) in relation to the A$5,000,000,000 Australian Dollar Domestic Medium Term Note Programme of Asian Development Bank

Governing law	New South Wales
Notes to be subscribed for	A$400,000,000 6.25% Notes due 5 March 2020 (to be consolidated, form a single series and be fungible with the A$600,000,000 6.25% Notes due 5 March 2020 issued on 5 March 2010) (“Notes”)
Date of Subscription Agreement	22 April 2010

General terms

1      Appointment of Lead Managers and Dealers

In accordance with clause 13 (“Dealer appointment and termination”) of the Programme Agreement, the Issuer appoints Commonwealth Bank of Australia (“CBA”), Royal Bank of Canada (“RBC”) and The Toronto-Dominion Bank (“TD”) to each act as a Lead Manager and a Dealer in respect of the Notes on the terms set out in the Programme Agreement.  Each Lead Manager and Dealer agrees to perform and comply with all duties and obligations expressed to be assumed by a Lead Manager and a Dealer under the Programme Agreement in respect of the Notes.  Each Lead Manager and Dealer acknowledges that such appointment will terminate upon the issue of the Notes, but without prejudice to any rights, duties or obligations of the relevant Lead Manager and Dealer that have arisen prior to such termination.

2     Acknowledgments by Lead Managers and Dealers

Each Lead Manager and Dealer acknowledges that it has received:

(i)	a copy of the Programme Agreement; and

(ii)	copies of the Information Memorandum for the Notes.

3     Subscription

3.1          Subscription

On 27 April 2010 or any other date as is agreed between the Issuer and the Lead Managers and Dealers (“Issue Date”):

(i)	the Issuer agrees to issue and sell the Notes in accordance with this agreement and the Programme Agreement; and

(ii)	each Lead Manager and Dealer severally agrees to subscribe for the Notes specified below by paying the Purchase Price for those Notes as set out against their name in immediately available funds.

Name of Dealer	Principal Amount of Notes to be subscribed	Purchase Price
CBA	A$133,333,334	A$133,050,668
RBC	A$133,333,333	A$133,050,666
TD	A$133,333,333	A$133,050,666
Total	A$400,000,000	A$399,152,000

Amounts set out in the Purchase Price column include a deduction for the dealer fee set out in clause 7 (“Fees and expenses”).

3.2           Pricing Supplement

The Issuer confirms that it has signed a pricing supplement (“Pricing Supplement”) dated 22 April 2010 in connection with the issue of the Notes.

3.3           Authority to distribute

The Issuer authorises each Lead Manager and Dealer to distribute copies of the following documents in connection with the offering and sale of the Notes in accordance with the Programme Agreement:

(i)	the Information Memorandum for the Notes;

(ii)	the Pricing Supplement; and

(iii)	any other documents prepared and approved by the Issuer in connection with the Programme and the issue of the Notes.

3.4          Obligations - individual and independent

Except as expressly provided in this agreement, the obligations of the Issuer and each Lead Manager and Dealer under this agreement are individual and independent and:

(i)	the failure of one of them to comply with its obligations under this agreement does not relieve the others of any of their respective obligations; and

(ii)	no one of them is responsible for the failure of one or more of the others to comply with their obligations under this agreement; and

(iii)	each of them may separately enforce its rights against the others.

3.5           Payment

Notwithstanding clause 3.1 (“Subscription”) and clause 3.4 (“Obligations - individual and independent”), the Issuer and each Lead Manager and Dealer agrees that settlement shall take place on the following basis:

(i)	CBA agrees to pay the aggregate Purchase Price for the Notes to the account nominated by the Issuer in the manner agreed between them;

(ii)	The Isuer agrees to deliver the Notes to CBA; and

(iii)
CBA agrees to deliver the Notes to the other Lead Managers and Dealers in the amount specified as set out against their names in column 2 of the table in clause 3.1 ("Subscription") against payment to CBA of an amount equal to their respective settlement amounts specified as set out against the other Lead Managers and Dealers names in column 3 of the table in clause 3.1 ("Subscription") through the Austraclear System or in any other manner agreed between them.

Nothing in this clause 3.5 relieves the Issuer from the obligation to sell the Notes or the Lead Managers and Dealers from their respective obligations to purchase the Notes in accordance with the other provisions of this agreement.

CBA is not responsible to any other party if the Issuer or the other Lead Managers and Dealers do not comply with their respective obligations under this agreement and if a Lead Manager and Dealer becomes insolvent or otherwise unable to perform its obligations on or before the Issue Date, the Issuer need not issue the Notes to be delivered to that Lead Manager and Dealer under paragraph (iii) and CBA need not pay the Issuer the proportionate amount of the Purchase Price attributable to those Notes.

4       Programme Agreement

For the purposes of the Programme Agreement:

(i)	the Notes are Notes as defined in the Programme Agreement;

(ii)	this agreement is a Subscription Agreement;

(iii)	each Lead Manager and Dealer is a Dealer on the terms set out in the Programme Agreement; and

(iv)	each Lead Manager and Dealer accepts its appointment as a Lead Manager on the terms set out in the Programme Agreement.

5       Procedures

Each Lead Manager and Dealer acknowledges that:

(i)
the issue of Notes under this agreement is a Syndicated Issue of Notes, and that clause 3 ("Procedures for offer and acceptance of Notes") of the Programme Agreement relating to a Syndicated Issue applies to Notes issued under this agreement; and

(ii)	the selling restrictions set out in Schedule 4 of the Programme Agreement are amended as set out in Appendix 1 to this agreement.

6       Conditions precedent

6.1          Acknowledgment

The Issuer acknowledges that each Lead Manager and Dealer’s obligations to subscribe and pay for the Notes on the Issue Date are subject to the satisfaction of the conditions precedent set out in clause 2.2 (“Conditions to each issue”) of the Programme Agreement.

6.2          Termination

If any of the conditions in clause 2.2 (“Conditions to each issue”) of the Programme Agreement are not satisfied or waived by the Issue Date, each Lead Manager and Dealer may terminate this agreement and the relevant Lead Manager and Dealer is released from its respective obligations under it.

7       Fees and expenses

The Issuer agrees to pay to the Lead Managers and Dealers on the Issue Date an aggregate dealer fee of 0.216 per cent of the aggregate principal amount of the Notes (being A$864,000).  The Dealers agree that such fee shall be divided between them in equal shares.  The Issuer shall pay such fee by accepting the aggregate Purchase Price for the Notes which is calculated to include a deduction of such fee.  The obligation of the Issuer under this clause is subject to this agreement not having been terminated under clause 6.2 ("Termination").

8      Costs

Unless otherwise agreed, each party agrees to pay its own Costs in connection with the negotiation, preparation and execution of this agreement.

For the avoidance of doubt, the Lead Managers and Dealers agree to pay, in 1/3 shares, the fees of Mallesons Stephen Jaques and Cleary Gottlieb Steen & Hamilton LLP for acting as Issuer's counsel with regard to the issue of the Notes and all fees, costs and charges relating to the listing of the Notes on the stock exchange operated by ASX Limited.

9      Notices

Clause 17 (“Notices”) of the Programme Agreement applies to this agreement.

10    Counterparts

This agreement may consist of a number of copies, each signed by one or more parties to the agreement.  If so, the signed copies are treated as making up the one document.

11    Governing law

This agreement is governed by the law in force in the place specified in the Details and the parties submit to the non-exclusive jurisdiction of the courts of that place, provided however, that, in accordance with Article 50, paragraph 2 of the Charter, no action shall be brought against the Issuer by any member of the Issuer, or by any agency or instrumentality of a member, or by any entity or person directly or indirectly acting for or deriving claims from a member, or from an agency or instrumentality of a member, and that, in accordance with Article 50, paragraph 3 of the Charter, the property and assets of the Issuer shall, wheresoever located and by whomsoever held, be immune from all forms of seizure, attachment or execution before the delivery of final judgment against the Issuer.

12    Interpretation

12.1        Interpretation and definitions

The “Interpretation” clause of the Programme Agreement applies to this agreement as if it was fully set out in this agreement except these meanings apply unless the contrary intention appears:

Details means the section of this agreement headed “Details”;

Lead Manager and Dealer means the persons so described in the Details;

Programme Agreement means the agreement so described in the Details;

Note means the notes to be subscribed for under this agreement as set out in the Details; and

Purchase Price means, in respect of a Note, the purchase price of that Note set out in clause 3.1 (“Subscription”).

12.2         Inconsistency with Programme Agreement

This agreement prevails to the extent it is inconsistent with the Programme Agreement.

EXECUTED as an agreement

ISSUER

SIGNED by Kazuki Fukunaga for

ASIAN DEVELOPMENT BANK

/s/ Kazuki Fukunaga
Kazuki Fukunaga
Assistant Treasurer

LEAD MANAGERS AND DEALERS

SIGNED by

as attorney for
COMMONWEALTH BANK OF
AUSTRALIA under power of
attorney in the presence of:

........................................................................
Signature of witness

........................................................................
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	........................................................................ By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

SIGNED by

as attorney for ROYAL BANK OF
CANADA under power of attorney in
the presence of:

........................................................................
Signature of witness

........................................................................
Name of witness (block letters)

) ) ) ) ) ) ) ) ) ) ) ) )	........................................................................ By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

SIGNED by

as attorney for THE TORONTO-
DOMINION BANK under power of
attorney in the presence of:

........................................................................
Signature of witness

........................................................................
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) )	........................................................................ By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney

APPENDIX 1

SELLING RESTRICTIONS

The selling restrictions set out in the Programme Agreement are amended as follows:

Australia

The selling restriction for Australia is deleted and replaced with the following:

“Australia

No prospectus or other disclosure document (as defined in the Corporations Act) in relation to the Programme or any Notes has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”). Each Dealer will be required to represent and agree that, unless the relevant Pricing Supplement (or another supplement to any Information Memorandum) otherwise provides, it:

(i)	has not (directly or indirectly) offered or invited applications, and will not offer or invite applications, for the issue, sale or purchase of the Notes in Australia (including an offer or invitation which is received by a person in Australia); or

(ii)	has not distributed or published, and will not distribute or publish, any Information Memorandum or any other offering material or advertisement relating to the Notes in Australia,

unless:

(i)	the consideration payable by the offeree is at least A$500,000 (or its equivalent in an alternate currency, in either case, disregarding moneys lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors under Part 6D.2 or 7.9 of the Corporations Act;

(ii)	such action complies with all applicable laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(iii)	the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act); and

(iv)	such action does not require any document to be lodged with ASIC.

In addition, each Dealer has agreed that it will comply with the directive issued by the Assistant Treasurer of the Commonwealth of Australia dated 23 September 1996 as contained in Banking (Exemption) Order No. 82 which requires all offers and transfers to be for a consideration of at least A$500,000. Banking (Exemption) Order No. 82 does not apply to transfers which occur outside Australia.”

Japan

The selling restriction for Japan is deleted and replaced with the following:

"Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (“FIEA”).  Each Dealer has represented and agreed that it has not offered, sold, delivered or transferred and will not offer, sell, deliver or transfer any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used here means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering, resale, delivery or transfer, directly or indirectly, in Japan or to a resident of Japan , except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws and ministerial guidelines of Japan.”

Hong Kong

The selling restriction for Hong Kong is deleted and replaced with the following:

“Hong Kong

The Dealer has represented and agreed that:

(a)	it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation, prospectus or other offering material or other document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571), as amended, of Hong Kong (“SFO”) and any rules made under the SFO; and

(b)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” within the meaning of the SFO; or (ii) in circumstances which do not result in the document being a “prospectus” within the meaning in the Companies Ordinance (Cap. 32), as amended, of Hong Kong (“CO”) or which do not constitute an offer within the meaning of the CO.”

United States

The selling restriction for the United States is deleted and replaced with the following:

“United States of America

Under the provisions of Section 11(a) of the Asian Development Bank Act, the Notes are exempted securities within the meaning of Section 3(a)(2) of the U.S. Securities Act of 1933, as amended, and Section 3(a)(12) of the U.S. Securities Exchange Act of 1934, as amended.”